CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated June 14, 2002, relating to the financial statements of Jolley
Marketing, Inc, a Nevada Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  Squire  &  Company,  PC
----------------------------

September  9,  2002

1329  South  800  East
Orem,  Utah  94087
Telephone  (801)  225-6900
Facsimile  (801)  226-7739